Exhibit 10.19

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE

SHARES OF PREFERRED STOCK

OF

TRAQ WIRELESS, INC.,
a Delaware corporation

(Void after December 31, 2013)

This certifies that VENTURE LENDING & LEASING IV, LLC, a Delaware limited liability company or assigns (the “Holder”), for value received, is initially entitled to purchase from TRAQ WIRELESS, INC., a Delaware corporation (the “Company), the Initial Number (as hereinafter defined) of fully paid and nonassessable shares of the Company’s preferred stock of the series specified hereinafter (the “Preferred Stock”), for cash at a purchase price per share (the “Stock Purchase Price”) equal to, at Holder’s option, (i) $1.00 (the “Series 2 Price”), or (ii) the Next Round Price (hereinafter defined).

If the Holder opts to have the Stock Purchase Price be equal to the Series 2 Price, or if the Next Round (as hereinafter defined) has not occurred prior to the exercise hereof, then this Warrant shall be exercisable for the Initial Number of shares of the Company’s Series 2 Preferred Stock.  If the Holder opts to have the Stock Purchase Price be equal to the Next Round Price, then this Warrant shall be exercisable for the Initial Number of shares of the class and series of convertible preferred stock or other security sold or issued by the Company in the Next Round.

This Warrant is issued in connection with Supplement No.2 of even date herewith to that certain Loan and Security Agreement dated as of July 28, 2005 (as amended, restated and supplemented from time to time, the “Loan Agreement”) between the Company and Venture Lending & Leasing IV, Inc., an affiliate of Holder (“Lender”).  Capitalized terms used herein and not otherwise defined in this Warrant shall have the meanings ascribed to them in the Loan Agreement unless the context would otherwise require.

For purposes of this Warrant, “Next Round” means the next bona fide round of equity financing (including the conversion of any outstanding amounts from short term debt financing) after the completion of the Company’s Series 2 preferred stock round in which the Company issues any equity securities, and includes any other options, warrants, or other convertible securities or similar consideration issued or delivered in connection with such equity financing to investors in such round (or to the lenders in the case of any such short term debt financing).

For purposes of this Warrant, “Next Round Price” means the lowest price per share paid by an investor for the Company’s securities issued in the Next Round including for this purpose the value of all consideration given by an investor for such equity securities; provided that if the Next Round is consummated pursuant to the conversion of outstanding debt from short term debt financing, then the Next Round Price of the securities shall be the effective per share conversion or exercise price for the Company’s equity securities issued or issuable to the lenders in such Next Round, taking into account the value of all equity securities, if any, issued to the lenders in connection with such debt financing and all equity securities issued pursuant to the conversion of such debt.

The number of shares purchasable hereunder shall be the number obtained by dividing (A) Forty-eight Thousand Dollars ($48,000), by (B) the Stock Purchase Price.  If in any case such number includes a fraction, the fraction shall be adjusted downward to the closest whole number of shares (the “Initial Number”).  In addition, the Initial Number of shares of Preferred Stock issuable under this Warrant shall be increased automatically from time to time upon the funding of each Additional Growth Capital Loan, by that number of shares equal to 0.02 times the original principal amount of such Additional Growth Capital Loan, divided by the Stock Purchase Price.

Promptly after the Termination Date, the Company shall deliver a supplement to this Warrant, in substantially the form of Exhibit “C” attached hereto, specifying (i) the actual number and type of shares of the Company’s stock issuable upon exercise of this Warrant and (ii) the initial Stock Purchase Price; provided, however, that the failure of the Company to deliver such supplement shall not affect the rights of the Holder of this Warrant to receive such number of shares upon exercise of this Warrant.  The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on December 31, 2013 (the “Expiration Date”), upon surrender to the Company at its principal office at 8300 North MoPac Expressway, Suite 310, Austin, TX 78759 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto as Exhibit “A” duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares of Preferred Stock for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.             Exercise; Issuance of Certificates; Payment for Shares.

(a)           Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, by delivery of this Warrant properly endorsed with the Form of Subscription duly completed and signed on or before the Expiration Date for all or any portion of the shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder by payment in full by cash, certified check or wire transfer of the Stock Purchase Price multiplied by the number of shares to be purchased.  In the event, however, that pursuant to the Company’s Certificate of Incorporation, as amended, an event causing automatic conversion of the Company’s Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Preferred Stock not purchased upon any prior exercise of this Warrant would have been so converted (and, where the context requires, reference to “Preferred Stock” shall be deemed to be or include such Common Stock, as may be appropriate).  The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares.  Subject to the provisions of Section 2, certificates for the shares of Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant of Warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to the Holder hereof within a reasonable time.  Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)           The Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant, properly endorsed with the Form of Subscription duly completed and signed, and receive that number of shares of Preferred Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Preferred Stock, less (B) the Stock Purchase Price then in effect, multiplied by the number of shares of Preferred Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price.  Election to exercise under this section (b) may be made by delivering a signed Form of Subscription, duly completed and signed, to the Company via facsimile, to be followed by delivery of this Warrant.

For purposes of clause (c) of this Section 1, “Per Share Price” means:

(i)            If this Warrant is exercised on the date of the Company’s initial public offering of Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the Per Share Price shall be the product of (A) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible at the date of calculation;

(ii)           If this Warrant is exercised after, and not on the date of the Company’s initial public offering of Common Stock, and if the Company’s Common Stock is traded on a securities exchange or quoted on The Nasdaq National Market or actively traded over-the-counter:

(1)           If the Company’s Common Stock is traded on a securities exchange or quoted on The Nasdaq National Market, the Per Share Price shall be deemed to be the product of (A) the closing price of the Company’s Common Stock as quoted on The Nasdaq National Market or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of the Holder’s election hereunder and, (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible on such date; or

(2)           If the Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the product of (A) the closing bid or sales price, whichever is applicable, of the Company’s Common Stock for the trading day immediately prior to the date of the Holder’s election hereunder and (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible on such date;

(iii)          If neither (i) nor (ii) is applicable, the Per Share Price of Preferred Stock shall be determined in good faith by the Board of Directors of the Company based on relevant facts and circumstances at the time of the net exercise under Section l(b), including in the case of a Corporate Event (as defined in Section 4.3 below) the consideration receivable by the holders of Preferred Stock in such Corporate Event and the liquidation preference, if any, then applicable to the Preferred Stock.

2.             Limitation on Transfer.

(a)           This Warrant, the Preferred Stock issuable upon exercise of this Warrant, shares of the Company’s Common Stock issued upon conversion of such Preferred Stock and any other securities issued in respect to the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Each holder of this Warrant or the Preferred Stock issuable hereunder will cause any proposed transferee of the Warrant or Preferred Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.  Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the shares, if any) at any time to any lender transferee of a portion of the loan commitment of Venture Lending & Leasing IV, Inc. under the Loan Agreement, by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferees(s) (and Holder, if applicable).  Each transferee shall agree to be bound by the provisions of this Warrant prior to the effectiveness of such transfer.

(b)           Each certificate representing (i) this Warrant, (ii) the Preferred Stock, (iii) shares of the Company’s Common Stock issued upon conversion of the Preferred Stock and (iv) any other securities issued in respect to the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)           The Holder of this Warrant and each person to whom this Warrant is subsequently transferred (by acceptance of such transfer) represents, warrants and covenants to the Company that it acknowledges that, this Warrant and the securities issuable upon its exercise have not been registered under the Securities Act, and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of this Warrant or any securities issued upon its exercise except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144(k) under the Securities Act or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.  Notwithstanding the foregoing, in no event shall the number of transfers of this Warrant exceed three (3) transfers.

3.             Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  The Company will take all such action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed; provided, however, that the Company shall not be required to effect a registration statement under federal or state securities laws with respect to such exercise except as listed in Section 8.  The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Preferred Stock then outstanding and all shares of Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Preferred Stock then authorized by the Company’s Certificate of Incorporation, (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation or (iii) if the par value per share of the Preferred Stock would exceed the Stock Purchase Price.

4.             Adjustment of Stock Purchase Price and Number of Shares.  The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4; provided, however, that no adjustment will be made pursuant to this Section 4 to the extent that such adjustment would be duplicative of any adjustment set forth in the Company’s Certificate of Incorporation as in effect on the date of such adjustment.  Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1           Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2           Dividends in Preferred Stock, Other Stock, Reclassification.  If at any time or from time to time the holders of Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, Preferred Stock or any shares of stock by way of dividend or other distribution, then and in such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of Preferred Stock or any shares of stock which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares and/or all other additional stock.

4.3           Reorganization, Reclassification, Consolidation, Merger or Sale.  If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock (a “Corporate Event”), then, as a condition of such Corporate Event, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofor purchasable and receivable upon the exercise of the rights represented hereby.  In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

4.4           Sale or Issuance Below Purchase Price.  The other antidilution rights applicable to the shares of series Preferred Stock purchasable hereunder are set forth in the Company’s Certificate of Incorporation, as amended through the date hereof (the “Charter”).  Such antidilution rights shall not be restated, amended, modified or waived in any manner without the Holder’s prior written consent if the effect of such restatement, amendment, modification or waiver on the Holder hereof would be more adverse to the Holder hereof than, and substantially dissimilar to, its effect on the other holders of the same series of the Company’s Preferred Stock.  Notwithstanding the foregoing, the holder shall not be subject to any “pay to play” terms or conditions (i.e. terms or conditions that require the Holder to purchase securities in a future round of equity financing or else lose the benefit of antidilution protection applicable to the shares of Preferred Stock issuable upon the exercise of this Warrant or have such shares of preferred stock automatically convert to common stock or convert to another class and series of the Company’s capital stock) whether currently in force or adopted by the Company after the issuance of this Warrant.  The Company shall promptly provide the Holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.  If in connection with any non-public offering of equity securities of the Company after the original date of issuance of this Warrant at a price per share lower than the Stock Purchase Price then in effect (such offering being referred to herein as a “Down Round”); and the holders of a requisite percentage of shares of Preferred Stock waive any anti-dilution protections that would otherwise have been available to such stockholders under the Charter on account of the issuance of securities in the Down Round, the Company shall afford the Holder the opportunity to purchase in such Down Round along with the other investors up to that number of shares of equity securities of the Company to be sold through the Down Round as will enable the Holder to own immediately after completion of the Down Round the same percentage of the equity securities of the Company (on a fully diluted basis) as the Holder owned and/or had the right to purchase under this Warrant immediately prior to commencement of the Down Round offering.  In this regard, the Company shall provide written notice of the Down Round to the Holder reasonably in advance of a proposed Down Round, which notice shall state, to the extent then known by the Company, the number and type of shares of equity securities proposed to be sold through the Down Round and the per share price, and shall establish a deadline, not less than 10 days after the giving of such notice, by which the Holder must deliver its written election to purchase shares in the Down Round.  The per share price payable by the Holder in the Down Round shall be the same per share price payable by the lead investor in the Down Round.

4.5           Notice of Adjustment.  Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company.  The notice, which may be substantially in the form of Exhibit “B” attached hereto, shall be signed by the Company’s chief executive officer or other authorized officer of the Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6           Other Notices.  If at any time:

(a)           the Company shall declare any cash dividend upon its Preferred Stock;

(b)           the Company shall declare any dividend upon its Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

(c)           the Company shall offer for subscription pro rata to the holders of its Preferred Stock any additional shares of stock in connection with a Down Round or additional shares of stock of any class or other rights;

(d)           there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity;

(e)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(f)            the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred Stock (except the voting of Preferred Stock on matters other than items (a) through (d) listed above);

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 10 days’ written notice of the date when the same shall take place (unless the proposed transaction has not been announced publicly, in which case such notice shall be given to Holder as soon as announced publicly or when otherwise provided to the Company’s stockholders).  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Preferred Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

5.             Issue Tax.  The issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6.             Closing of Books.  Unless required by applicable law, the Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Preferred Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.             No Rights as Stockholder; Limitation of Liability.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights of a stockholder, as such, including the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.  Without limiting the generality of the foregoing, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action taken by the Holder to purchase shares of Preferred Stock or automatic exercise of this Warrant pursuant to the terms hereof, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8.             [Intentionally omitted]

9.             Registration Rights.  The Holder hereof shall be entitled, with respect to the shares of Preferred Stock issued upon exercise hereof or the shares of Common Stock or other securities issued upon conversion of such Preferred Stock as the case may be, to certain of the registration rights and related obligations, including without limitation any market standoff obligations, set forth in Section 1 of the Amended and Restated Investors Rights Agreement dated as of July 22, 2005, as such agreement may be further amended from time to time (the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder with the following exceptions and clarifications: (i) the Holder will have no demand registration rights; (ii) the Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by the Holder of this Warrant in connection with a permitted transfer of this Warrant or the shares issuable upon exercise hereof.  The Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to the Holder does not violate the provisions of the Rights Agreement or any of the Company’s charter documents or rights of prior grantees of registration rights and such grant of registration rights shall be evidenced by the execution of an additional signature page to the Rights Agreement by Holder and Holder shall thereby become a party to the Rights Agreement in accordance with the terms and conditions set forth therein.

10.           Rights and Obligations Survive Exercise of Warrant.  The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, contained in Section 6 and 9 shall survive the exercise of this Warrant.

11.           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be made in writing and deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

13.           Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.  All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.  The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Holder hereof to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

14.           Descriptive Headings and Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to the its principles regarding conflicts of law.

15.           Lost Warrants or Stock Certificates.  The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the case of any such loss, theft or destruction upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of this Warrant or any stock certificate issued upon exercise thereof, the Company will issue and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate at Holder’s expense.

16.           Fractional Shares.  No fractional shares shall be issued upon any exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17.           Representations of Holder.  With respect to this Warrant, Holder represents and warrants to the Company as follows:

17.1         Experience.  It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

17.2         Investment.  It is acquiring this Warrant for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  It understands that this Warrant, the shares of Preferred Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3         Rule 144.  It acknowledges that this Warrant, the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4         Access to Data.  It has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had the opportunity to inspect the Company’s facilities.

17.5         Accredited Investor.  It is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

17.6         Market Standoff Agreement.  It agrees that in connection with the initial public offering of the Company’s securities that, upon the request of the Company or the underwriters managing any new underwritten public offering of the Company’s securities, not to sell, make any short sale of, loan, grant an option for the purchase of, or otherwise dispose of any Registrable Securities (as defined in the Rights Agreement) other than those included in the registration without the prior written consent of the Company or such underwriters, as the case may be, for such period of time as may be requested by the Company or such managing underwriters (not to exceed 180 days) from the effective date of such registration; provided, that the executive officers and directors of the Company, as well as any holder of at least five percent (5%) of the then outstanding Common Stock (treating all outstanding shares of preferred stock on an as-converted to Common Stock basis), shall have agreed to be bound by substantially the same terms and conditions.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the market standoff period.

17.7         Tax Liability.  The Holder has reviewed the federal, state, local and foreign tax consequences of the transactions contemplated by acquiring this Warrant and the issuance of equity securities hereunder (including any tax consequences that may result now or in the future under recently enacted tax legislation), and has had the opportunity to consult with the Holder’s tax advisors regarding such consequences.  The Holder acknowledges that it is not relying on any statements or representations of the Company or any of its agents in regard to such tax consequences and understands that the Holder (and not the Company) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by the issuance of this Warrant (and the underlying shares of capital stock of the Company).  The Holder acknowledges that the Company has no obligation in regard to the future conduct of its business, to act or refrain from acting in any manner, regardless of the loss of any tax benefit to the Holder in connection with the purchase, ownership, or sale of the Warrant (or the underlying shares of capital stock of the Company), that may result from such action or inaction.

18.           Additional Representations and Covenants of the Company.  The Company hereby represents, warrants and agrees as follows:

18.1         Corporate Power.  The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2         Authorization.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Warrant has been taken.  This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

18.3         Offering.  Subject in part to the truth and accuracy of Holder’s representations set forth in Section 16 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Preferred Stock upon exercise of this Warrant and the issuance of Common Stock upon conversion of the Preferred Stock will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4         Stock Issuance.  Upon exercise of this Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Preferred Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate as soon as practicable at the time of such exercise.  Upon conversion of the shares of Preferred Stock into shares of Common Stock, the Company will issue the Common Stock in the names of Holder, its nominees or assignees, as appropriate.

18.5         Certificates and By-Laws.  The Company has provided Holder with true and complete copies of the Company’s Certificate of Incorporation, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6         Conversion of Preferred Stock.  As of the date hereof, each share of the Preferred Stock is convertible into one share of the Common Stock.

18.7         Financial and Other Reports.  From time to time until the earlier of the Expiration Date or the complete exercise of this Warrant, the Company shall furnish to Holder (i) within 90 days after the close of each fiscal year of the Company an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; and (ii) within 45 days after the close of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter.  The Company need not comply with the reporting requirement of this Section so long as the Company is otherwise providing to the Holder’s affiliate the periodic financial information required under Section 5.2 of the Loan Agreement.

[Signature Page Follows]

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 7th day of June 2006.

TRAQ WIRELESS, INC.

By:	/s/ Richard S. Pontin

Title:

EXHIBIT “A”

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐            The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) [See Below]                                    (          )shares (the “Shares”) of Stock of                  and herewith makes payment of                        Dollars ($          ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to,                     , whose address is                               .

☐            The undersigned hereby elects to convert            percent (      %) of the value of the Warrant pursuant to the provisions of Section l(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to the Company.

Dated

Holder:

By:

Its:

(Address)

(1)                                  Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

EXHIBIT “B”

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Preferred Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

EXHIBIT “C”

[On letterhead of the Company]

Reference is hereby made to that certain Warrant dated June 7, 2006, issued by TRAQ WIRELESS, INC., a Delaware corporation (the “Company”), to VENTURE LENDING & LEASING IV, LLC, a Delaware limited liability company (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number of shares of the Company’s capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant.  Such events or conditions have now occurred or lapsed, and the Company wishes to confirm the actual number of shares issuable and the initial exercise price.  The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustments) have been made to the Warrant:  [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that the Holder is entitled to purchase from the Company                                          (                    ) fully paid and nonassessable shares of the Company’s                  Stock at a price of                                                                  Dollars ($              ) per share (the “Stock Purchase Price”).  The Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this          day of                             , 200      .

TRAQ WIRELESS, INC.

By:

Name:

Title: